                               FIRST AMENDMENT TO
                           INVESTORS' RIGHTS AGREEMENT

         THIS FIRST AMENDMENT TO INVESTORS' RIGHTS AGREEMENT (this "AGREEMENT") is entered into as of November 15, 2000, by and between Obagi Medical Products, Inc., a California corporation (the "COMPANY") (formerly known as OMP Acquisition Corporation), Mandarin Partners LLC ("MANDARIN") and the Zein and Samar Obagi Family Trust (the "OBAGI TRUST") (collectively referred to as the "PARTIES").

                                    RECITALS

         WHEREAS, the Parties entered into an Investors' Rights Agreement, dated December 2, 1997 (the "INVESTORS' RIGHTS AGREEMENT"); and

         WHEREAS the Parties desire to amend the Investors' Rights Agreement to increase to three (3) from two (2) the number of registrations (as that term is defined in the Investors' Right Agreement) filed in compliance with the Securities Act of 1933 after which the Company shall not be obligated to take any action to effect any further registrations; and

         WHEREAS the Parties desire to amend the Investors' Rights Agreement to provide that no Holder (as that term is defined in the Investors' Rights Agreement) shall be held jointly and severally liable with any other Holder for any indemnification arising under Section 2.9(b) of the Investors' Rights Agreement; and

         WHEREAS the Parties desire to amend the Investors' Rights Agreement to provide that a selling Holder's indemnification obligation under Section 2.9(d) of the Investors' Rights Agreement shall not exceed the amount of gross proceeds from the offering received by such selling Holder; and

         WHEREAS the Parties desire to amend the Investors' Rights Agreement to provide that the Company shall pay all expenses incurred in connection with a registration requested pursuant to Section 2.11 of the Investors' Rights Agreement as further described below, but excluding any underwriter's discounts or commissions associated with Registrable Securities (as that term is defined in the Investors' Rights Agreement); and

         WHEREAS the Parties desire to amend Section 2.14(a) of the Investors' Rights Agreement to increase to five (5) the number of years after which no Holder shall be entitled to exercise any right provided under Section 2 of the Investors' Rights Agreement following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act, and to deletes the words "Section 1" and replace such words with "Section 2" to accurately reflect the intent of the parties.

         NOW, THEREFORE, in consideration of the mutual premises and promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

         1. Section 2.1(d)(i) of the Investors' Rights Agreement is hereby amended by deleting all of said Section 2.1(d)(i) and replacing it with the following:

                  "(i) After the Company has effected three (3) registrations pursuant to this Section 2.1 and such registrations have been declared or ordered effective;".

         2. Section 2.9(b) of the Investors' Rights Agreement is hereby amended by deleting all of said Section 2.9(b) and replacing it with the following:

                  "(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.9(b), in connection with investigation or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 2.9(b) exceed the gross proceeds from the offering received by such Holder. In no event shall a selling Holder be jointly and severally liable with any other selling Holder for any indemnification arising under this Section 2.9(b)."

         3. Section 2.9(d) of the Investors' Rights Agreement is hereby amended by deleting all of said Section 2.9(d) and replacing it with the following:

                  "(d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding any provision to the contrary in this Section 2.9(d), in the event that the indemnifying party is a selling Holder, in no event shall the selling Holder's obligation to contribute any amounts hereunder exceed the amount of gross proceeds from the offering received by such Holder."

         4. Section 2.11(c) of the Investors' Rights Agreement is hereby amended by deleting all of said Section 2.11(c) and replacing it with the following:

                  "(c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to
         Section 2.11, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders if Company counsel does not make itself available for this purpose, and counsel for the Company, but excluding any underwriter's discounts or commissions associated with Registrable Securities, shall be borne and paid for by the Company. Registrations effected pursuant to this
         Section 2.11 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.1 or 2.2, respectively."

         5. Section 2.14(a) of the Investors' Rights Agreement is hereby amended by deleting all of said Section 2.14(a) and replacing it with the following:

                  "(a) No Holder shall be entitled to exercise any right provided for in this Section 2 after five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public."

         6. EFFECT OF AMENDMENT. All terms and provisions of the Investors' Rights Agreement shall continue in full force and effect except as expressly modified in this Agreement. Each reference in the Investors' Rights Agreement to "this Agreement," "hereunder," "hereof," or words of like import, and each reference to the Investors' Rights Agreement in any and all instruments or documents provided for in the Investors' Rights Agreement or delivered or to be delivered thereunder or in connection therewith, shall, except where the context otherwise requires, be deemed a reference to the Investors' Rights Agreement as amended hereby.

         7. NO THIRD-PARTY BENEFICIARIES. Nothing expressed or implied in this Agreement is intended to confer upon any person, other than the parties hereto, or their respective successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         8. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9. CHOICE OF LAW; HEADINGS. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California (regardless of such state's conflict of laws principles), and without reference to any rules of construction regarding the party responsible for the drafting hereof. Headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

         10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.



                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


                                OBAGI MEDICAL PRODUCTS, INC.


                                By:
                                    --------------------------------------
                                              Phillip J. Rose


                                Its:             President
                                    --------------------------------------



                                SHAREHOLDERS:

                                MANDARIN PARTNERS LLC


                                By:
                                   ---------------------------------------
                                                Peter P. Tong

                                Its:              Manager
                                    --------------------------------------


                                ZEIN AND SAMAR OBAGI
                                FAMILY TRUST


                                By:
                                    --------------------------------------
                                            Dr. Zein Obagi

                                Its:            Trustee
                                     -------------------------------------